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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on October 5, 2004

To the stockholders of
    CASELLA WASTE SYSTEMS, INC.:

        The annual meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 5, 2004 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, for the purpose of considering and voting upon the following matters:

  1.
  To elect three Class I directors for the next three years;

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the company for the current fiscal year; and

  3.
  To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

        The board of directors has no knowledge of any other business to be transacted at the annual meeting.

        We have included a copy of the company's annual report to stockholders for the fiscal year ended April 30, 2004 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

        Stockholders of record of Class A common stock, Class B common stock or Series A redeemable convertible preferred stock of the company at the close of business on August 20, 2004 are entitled to receive this notice and to vote at the annual meeting.

        The company urges you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,
August 27, 2004 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

Proxy Statement

For the Annual Meeting of Stockholders
to be held on October 5, 2004

        This proxy statement is furnished to you in connection with the solicitation of proxies by the board of directors of Casella Waste Systems, Inc. for the annual meeting of stockholders to be held on Tuesday, October 5, 2004 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, including any postponements or adjournments thereof.

        The notice of the annual meeting, this proxy statement, the company's annual report to stockholders for the fiscal year ended April 30, 2004 and the enclosed proxy are being mailed to stockholders on or about August 31, 2004.

Voting of Proxies

        All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received by the company prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not instruct the company how to vote, the shares will be voted "FOR" approval of the proposals set forth in the notice of the annual meeting to which this proxy statement is attached.

        A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

  •
  attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, is not sufficient to revoke a proxy.

        Any written notice of revocation or subsequent proxy should be sent to the company at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

        If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the annual meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

Stockholders Entitled to Vote

        The company's board of directors has fixed August 20, 2004 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of the company's voting stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On August 20, 2004, there were 23,524,014 shares of Class A common stock, 988,200 shares of Class B common stock and 55,750 shares of Series A redeemable convertible preferred stock outstanding and entitled to vote. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted for consideration at the annual meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted for consideration at the annual meeting. Each share of Series A redeemable convertible preferred stock entitles the record holder to the number of votes equal to the number of whole shares of Class A common stock into which a share of Series A redeemable convertible preferred stock is convertible as of the record date. As of the record date, each share of Series A redeemable convertible preferred stock was entitled to 88 votes on each matter properly submitted for consideration at the annual meeting.

Votes Required

        The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the annual meeting by the holders of Class A common stock, Class B common stock and Series A redeemable convertible preferred stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the annual meeting. Shares of common stock and preferred stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

        If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the annual meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these "broker non-votes" and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of a "no" vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

        The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of common stock and preferred stock, voting together as a class, at the annual meeting is required for the election of each Class I director nominee. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of shares of common stock and preferred stock, voting together as a class, at the annual meeting is required for the ratification of the selection of the company's independent auditors.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of August 1, 2004 regarding the beneficial ownership of shares of the company's voting stock by (a) each person or entity known by the company to own beneficially more than 5% of the outstanding shares of the company's voting stock, (b) each director and director nominee of the company, (c) each of the "named executive officers" of the company, as described in the Summary Compensation Table below, and (d) the directors and executive officers of the company as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock subject to options and/or Series A redeemable convertible preferred stock and Class B common stock which are currently exercisable or convertible or which are exercisable or convertible within 60 days after August 1, 2004 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, the company believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each executive officer and director of the company is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

        The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all voting securities of the company as of August 1, 2004. This column reflects the conversion of shares of Class B common stock and Series A redeemable convertible preferred stock into shares of Class A common stock of the company. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. Holders of Series A redeemable convertible preferred stock are entitled to the number of votes per share equal to the number of whole shares of Class A common stock into which a share of Series A redeemable convertible preferred stock is convertible as of the applicable record date. Each share of Series A redeemable convertible preferred stock would be convertible into approximately 88 shares of Class A common stock as of August 1, 2004. As of August 1, 2004, a total of 23,524,014 shares of the company's Class A common stock were outstanding.

						Series A Redeemable Convertible Preferred Stock
	Class A Common Stock			Class B Common Stock
								Total Ownership of Equity Securities(%)
Name of Beneficial Owner	# of shares		% of class	# of shares	% of class	# of shares	% of class
5% Stockholder
Funds affiliated with Berkshire Partners LLC (1)	5,086,714	(2)	18.1	—	—	52,750	94.6	17.3
T. Rowe Price Associates, Inc. (3)	2,278,400		9.7	—	—	—	—	7.7
Executive Officers and Directors
John W. Casella	1,312,578	(4)	5.4	494,100	50.0	—	—	4.4
James W. Bohlig(5)	848,066		3.5	—	—	—	—	2.8
Richard A. Norris (6)	185,000		*	—	—	—	—	*
Charles E. Leonard (7)	210,000		*	—	—	—	—	*
Douglas R. Casella	1,344,649	(8)	5.5	494,100	50.0	—	—	4.5
James F. Callahan, Jr. (9)	7,500		*	—	—	—	—	*
John F. Chapple III (10)	155,143		*	—	—	—	—	*
D. Randolph Peeler (11)	5,104,214		18.1	—	—	52,750	94.6	17.3
Gregory B. Peters (12)	43,184		*	—	—	—	—	*
Joseph G. Doody (13)	*		*	—	—	—	—	*
John J. Zillmer (14)	*		*	—	—	—	—	*
Executive officers and directors as a group (11 people) (15)	9,210,334		30.1	988,200	100.0	52,750	94.6	29.9

*
Represents less than 1% of the outstanding shares of the respective class of the company's voting stock.

(1)
The affiliated funds are Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, and Berkshire Investors LLC, a Massachusetts limited liability company. Fifth Berkshire Associates LLC, a Massachusetts limited liability company, is the general partner of Berkshire Fund V, Limited Partnership. The managing members of Fifth Berkshire Associates LLC and Berkshire Investors LLC are: Bradley M. Bloom, J. Christopher Clifford, Kevin T. Callaghan, Richard K. Lubin, Carl Ferenbach, Garth H. Greimann, Jane Brock-Wilson, D. Randolph Peeler, Robert J. Small and Ross M. Jones. The address of Berkshire Partners LLC is One Boston Place, Boston, Massachusetts 02108.

(2)
Constitutes 5,086,714 shares of Class A common stock issuable upon conversion of Series A redeemable convertible preferred stock. The Series A redeemable convertible preferred stock is convertible at any time at the discretion of the holder thereof.

(3)
Information is as reported in a Schedule 13G filed with the SEC on February 13, 2004 by T. Rowe Price Associates, Inc. Consists of shares of Class A common stock owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., which owns 1,494,000 shares of Class A common stock representing 6.4% of the shares of Class A common stock outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares of Class A common stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of the Class A common stock; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is listed as 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Includes (a) 210,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004, (b) 57,468 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children, (c) 694 shares of Class A common stock held by Mr. Casella's wife, and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(5)
Includes (a) 533,293 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(6)
Includes 180,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004.

(7)
Consists of 210,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004.

(8)
Includes (a) 210,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004, (b) 11,756 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(9)
Consists of (a) 2,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004 and (b) 5,000 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his wife are trustees.

(10)
Includes 34,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004.

(11)
Includes (a) the securities held by funds affiliated with Berkshire Partners LLC and (b) 17,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004. Mr. Peeler disclaims beneficial ownership of the shares held by Berkshire Partners LLC except to the extent of his pecuniary interest in such shares arising from his position as a managing director of Berkshire Partners LLC.

(12)
Includes (a) 24,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2004 and (b) 2,000 shares of Class A common stock held by the minor children of Mr. Peters.

(13)
Mr. Doody was elected a Class II director on August 10, 2004. In connection with such election Mr. Doody was granted an option to purchase 7,500 shares of the company's Class A common stock at a price equal to the fair market value on the date of grant. The option vests in three equal annual installments commencing on the first anniversary of the date of grant, provided that Mr. Doody continues to serve as a member of the board of directors on the respective vesting date.

(14)
Mr. Zillmer was elected a Class III director on August 10, 2004. In connection with such election Mr. Zillmer was granted an option to purchase 7,500 shares of the company's Class A common stock at a price equal to the fair market value on the date of grant. The option vests in three equal annual installments commencing on the first anniversary of the date of grant, provided that Mr. Zillmer continues to serve as a member of the board of directors on the respective vesting date.

(15)
Includes (a) 1,422,293 shares of Class A common stock issuable upon the exercise of options or warrants within 60 days of August 1, 2004, (b) 988,200 shares of Class A common stock issuable at any time at the discretion of the holders thereof upon the conversion of Class B common stock on a one-for-one basis and (c) 4,627,414 shares of Class A common stock issuable at any time at the discretion of the holder thereof upon the conversion of Series A redeemable convertible preferred stock.

PROPOSAL 1—ELECTION OF DIRECTORS

        The company has three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. The three Class I directors are proposed for election this year to serve as members of the board of directors until the 2007 annual meeting of stockholders, or until their successors are elected and qualified.

        The persons named in the enclosed proxy will vote at the annual meeting to elect, as Class I directors, Messrs. James F. Callahan, Jr., Douglas R. Casella and D. Randolph Peeler, the three director nominees named below, unless the proxy is marked otherwise. Messrs. Callahan, Casella and Peeler are currently members of the board of directors.

        Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

        The board of directors believes that the election of the director nominees is in the best interests of the company and of its stockholders and therefore recommends that the company's stockholders vote "FOR" this proposal.

        Set forth below for each director, including the director nominees, is information as of August 10, 2004 with respect to (a) his name and age, (b) his position and offices at the company, (c) his principal occupation and business experience during at least the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I Director Nominees to be Elected at the Annual Meeting (terms expiring in 2007)
James F. Callahan, Jr.	60	2003	Mr. Callahan has served as a member of our board of directors since March 2003. Mr. Callahan was an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from 1975 to March 2000. While at Arthur Andersen, Mr. Callahan served clients in a number of industries, including manufacturing and mining businesses, electric and gas utilities and independent power producers. Mr. Callahan has been retired since March 2000. Mr. Callahan has been a member of various community service-related boards and currently serves on the Board of Trustees of Bates College and the Board of Directors of Concerned Citizens for the Mentally Retarded, a not-for-profit organization. Mr. Callahan is a graduate of Bates College and holds a Masters of Business Administration from the Graduate School of Management of Rutgers University.†

Douglas R. Casella	48	1993	Mr. Casella has served as vice chairman of the board of directors of the company since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975 and has served as its president since that date. Casella Waste Management, Inc. is a wholly owned subsidiary of the company. Since 1989, Mr. Casella has served as president of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Mr. Casella is the brother of John W. Casella.
D. Randolph Peeler	39	2000	Mr. Peeler has been a managing director of Berkshire Partners LLC, a venture capital firm, since January 2000. From May 1997 to December 1999, Mr. Peeler served as a vice president of Berkshire Partners and from June 1996 to April 1997 as a senior associate. From 1994 to June 1996, Mr. Peeler was president of Professional Dental Associates, a private healthcare services company which he co-founded. Prior to 1994, Mr. Peeler served as chief of staff for the Assistant Secretary for Economic Policy in the United States Department of the Treasury. Mr. Peeler was also a consultant with Cannon Associates and Bain & Co., where he worked with clients in the healthcare, heavy manufacturing, distribution, information technology and professional services industries. Mr. Peeler is a director of Holmes, Inc., a manufacturer of home electrical appliances.* † # +
Class II Directors (terms expiring in 2005)
James W. Bohlig	58	1993	Mr. Bohlig has served as president of the company since July 2001 and as chief operating officer of the company since 1993. From 1993 to July 2001, Mr. Bohlig also served as senior vice president of the company. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy, and is a graduate of the Columbia University Management Program in Business Administration.

Gregory B. Peters	58	1993	Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, since April 2001. Since April 1988, Mr. Peters has also served as managing general partner of Vermont Venture Capital Partners, L.P., which is the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management company. Since July 1986, Mr. Peters has also served as general partner of North Atlantic Capital Partners, L.P., which is the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters also served as vice president of North Atlantic Capital Corporation, a venture capital management company. Mr. Peters holds a Bachelor of Arts from Harvard College and a Master of Business Administration from the Harvard Graduate School of Business Administration.* † # +
Joseph G. Doody	51	2004	Mr. Doody has served as President, North American Delivery, Staples, Inc. since 1998. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, serving in his last role as General Manager and Vice President, North America, Office Imaging. Mr. Doody earned his MBA at Simon School of Business, University of Rochester, and his BS in Economics from State University of New York at Brockport.

Class III Directors (terms expiring in 2006)
John W. Casella	53	1993	Mr. Casella has served as chief executive officer of the company since 1993. Mr. Casella also served as president of the company from 1993 to July 2001. In July 2001, Mr. Casella was reelected chairman of the board of directors of the company, a position he also held from 1993 to December 1999. In addition, Mr. Casella has been chairman of the board of directors of Casella Waste Management, Inc. since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions, including the board of directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella.
John F. Chapple III	63	1994	Mr. Chapple was president and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation which the company purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995.
John J. Zillmer	49	2004	Mr. Zillmer served in various senior level positions with ARAMARK Corporation between 1986 and 2004 and served in his last role as Executive Vice President of ARAMARK Corporation and President of ARAMARK's Food & Support Services Group. From 1976 to 1986, Mr. Zillmer served in general management and staff positions with Saga Corporation and Szabo Food Service Company. Mr. Zillmer holds an MBA from the Kellogg School of Management at Northwestern University.

*
Member of the Compensation Committee
†
Member of the Audit Committee
#
Member of the Stock Plan Subcommittee
+
Member of the Nominations and Governance Committee

        See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management" for additional information concerning members of the board of directors, including those who are nominees for election as Class I directors.

        The holders of Class A common stock, voting separately as a class, are entitled to elect one director. Mr. Peters, a Class II director, was nominated as the designee of the holders of Class A common stock at the 2002 annual meeting of stockholders to serve as a member of the board of directors until the 2005 annual meeting of stockholders.

        Pursuant to the terms of a preferred stock purchase agreement dated as of June 28, 2000 by and among the company, BancBoston Capital Inc., Berkshire Fund V Investment Corp., Berkshire Investors LLC, RGIP, LLC and Squam Lake Investors IV, L.P., such entities, and permitted transferees, voting separately as a class, are entitled to nominate one director, who shall also be appointed to each committee of the board of directors, provided that such entities continue to hold at least 20% of the shares of Series A redeemable convertible preferred stock, or shares of Class A common stock issuable upon conversion of such shares, purchased by them pursuant to the preferred stock purchase agreement. The company agreed to use reasonable efforts to have such director nominee elected as a director of the company. Mr. Peeler, a nominee for election as Class I director and a member of the compensation committee, audit committee, nominations and governance committee and stock plan subcommittee of the board of directors, is the designee of the holders of Series A redeemable convertible preferred stock.

        The employment agreements by and between the company and each of Messrs. John W. Casella and James W. Bohlig provide that each such person shall be elected as a director of the company. The company agreed to use its best efforts to assure each such person is elected as a director of the company.

Board of Directors Determination of Independence

        Under NASDAQ rules that become applicable to the company on the date of the annual meeting, a director of the Company will only qualify as an "independent director" if, in the opinion of the company's board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The company's board of directors has determined that none of Messrs. Callahan, Peeler, Peters, Doody or Zillmer has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. Mr. Peeler was determined to be an independent director although he falls outside the safe harbor provision pursuant to Rule 104-3(e)(1)(ii) under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.

        The independent members of the board of directors have designated Mr. Peters as the "lead outside director" of the board of directors. The lead outside director chairs meetings of the company's independent directors, meets with any directors who are not adequately performing his or her duties as a member of the board of directors or any committee and facilitates communications between the chairman of the board of directors and other directors. The lead outside director also works with the chairman of the board of directors in preparing agendas for each meeting of the board of directors and consults with the chairman of the board of directors on matters relating to corporate governance and board performance.

Board of Directors Meetings and Attendance

        The board of directors met eight times during fiscal 2004, either in person or by teleconference. During fiscal 2004, each director attended at least 75% of the aggregate of the number of meetings of the board and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

        All directors attended the 2003 annual meeting of stockholders.

Board Committees

        The board of directors has established three standing committees—audit, compensation, and nominations and governance—each of which operates under a charter that has been approved by the board. In addition, the compensation committee has designated two of its members to serve on the stock plan subcommittee. A copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

        The board of directors has determined that all of the members of each of the board's standing committees and subcommittee are independent as defined under the new rules of the NASDAQ Stock Market that become applicable to the company on the date of the annual meeting, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the audit committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the company until the date of the annual meeting and otherwise satisfy NASDAQ's eligibility requirements for audit committee membership.

  Audit Committee

        The purpose of the audit committee is to assist the board of directors' oversight of:

  •
  the integrity of the company's financial statements;

  •
  the company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence;

  •
  the performance of the company's internal audit function and independent auditors; and

  •
  the risk management policies of the company.

        The audit committee currently consists of Messrs. Callahan, Peeler and Peters. The board of directors has determined that Mr. Callahan is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The audit committee held seven meetings during fiscal 2004. See "Report of the Audit Committee of the Board of Directors."

  Compensation Committee and Stock Plan Subcommittee

        The compensation committee's responsibilities include:

  •
  reviewing executive salaries;

  •
  administering any bonus, incentive compensation and stock option plans of the company; and

  •
  approving the salaries and certain other benefits of the executive officers of the company.

        The stock plan subcommittee of the compensation committee grants stock options and other awards under the company's stock option plans to executive officers.

        The members of the compensation committee during fiscal 2004 were Messrs. Chapple, Peeler and Peters, and in fiscal 2005 are Messrs. Peeler and Peters. The members of the stock plan subcommittee during fiscal 2004 were Mr. Peeler and, prior to his resignation from the board of directors in July 2003, Wilbur L. Ross, Jr. The members of the stock plan subcommittee for fiscal 2005 are Messrs. Peeler and Peters. The compensation committee held five meetings and the stock plan subcommittee held one meeting during fiscal 2004.

  Nominations and Governance Committee

        The nominations and governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of the board of directors;

  •
  recommending to the board of directors persons to be nominated for election as directors;

  •
  developing and recommending to the board of directors corporate governance principles applicable to the company; and

  •
  evaluating the board of directors.

        The members of the nominations and governance committee are Messrs. Peeler and Peters. The nominations and governance committee held no meetings during fiscal 2004.

Director Candidates

        The process followed by the nominations and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board. In addition, during fiscal 2004, the company retained the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the nominations and governance committee applies the criteria set forth in the company's corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of the company's business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominations and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the company's common stock for at least a year as of the date such recommendation is made, to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the company's proxy card for the next annual meeting.

        Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the nominations and governance committee or the board of directors, by following the procedures set forth under "Stockholder Proposals for the 2005 Annual Meeting." Candidates nominated by stockholders in accordance with these procedures will not be included in the company's proxy card for the next annual meeting.

Communicating with the Independent Directors

        The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead outside director, with the assistance of the company's general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the company tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to: Board of Directors, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Code of Business Conduct and Ethics

        The company has adopted a written Code of Business Conduct and Ethics that applies to the company's directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The company has posted a current copy of the code on its website, which is located at www.casella.com. In addition, the company intends to post on its website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation of Directors

        The company reimburses non-employee directors for expenses incurred in attending board of directors and committee meetings. In addition, non-employee directors of the company currently receive $5,000 for each fiscal quarter that the non-employee director continues to serve on the board of directors, $1,500 for each meeting of the board of directors that the non-employee director attends in person and $500 for each meeting of a committee of the board of directors that the non-employee director attends in person. Each non-employee director who serves as a chairman of a committee of the board of directors also receives $3,000 for each fiscal year that the non-employee director continues to serve as chairman of each such committee.

        Each non-employee director receives an option to purchase 7,500 shares of Class A common stock under the company's Amended and Restated 1997 Non-Employee Director Stock Option Plan upon the non-employee director's initial election to the board of directors. In addition, each incumbent non-employee director receives an additional option to purchase 7,500 shares of Class A common stock at the time of each annual meeting of stockholders of the company, other than directors who were initially elected to the board of directors at an annual meeting or, if previously, at any time after the prior year's annual meeting of stockholders. Each such option is exercisable at a price per share equal to the fair market value of the company's Class A common stock on the date of grant and vests in three equal annual installments, commencing on the first anniversary of the date of grant, provided that the non-employee director continues to serve as a member of the board of directors at the respective vesting date.

        In addition to the compensation described above, Mr. Peters receives $15,000 for each fiscal quarter that he serves as the lead outside director of the company.

        The company has also entered into or engaged in certain transactions with directors of the company or affiliates of directors of the company. See "Certain Relationships and Related Transactions."

Compensation Committee Interlocks and Insider Participation

        During fiscal 2004, the members of the compensation committee of the board of directors were Messrs. Chapple, Peeler and Peters, and the members of the stock plan subcommittee of the board of directors were Messrs. Peeler and, until his resignation as a director in July 2003, Wilbur L. Ross, Jr.

        In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc. in June 1994, the company entered into a lease with C.V. Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. At the time, C.V. Landfill, Inc. was owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company had been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 2004, the company paid C.V. Landfill, Inc. an aggregate of $34,800. On October 31, 2003, the company acquired the transfer station (simultaneously terminating the lease) and a closed landfill through the acquisition of the stock of C.V. Landfill, Inc. in exchange for the assumption of post-closure liabilities by the company estimated at $295,000 associated with the closed landfill.

        The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the company's directors, executive officers and holders of more than 10% of the company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the company's common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, the company believes that all Section 16(a) filing requirements were satisfied during fiscal 2004.

Compensation of Executive Officers

Summary Compensation Table

        The following table sets forth for each of the fiscal years indicated the cash compensation paid and the shares underlying options granted to (a) the company's chief executive officer and (b) each of the other executive officers who received a total annual salary and bonus in excess of $100,000 during fiscal 2004, collectively referred to as the named executive officers.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year					Number of Shares Underlying Options	All Other Compensation (1)
		Salary		Bonus
John W. Casella Chief Executive Officer	2004 2003 2002	$ $ $	315,685 302,610 283,162	$ $ $	179,000 108,032 286,978	30,000 30,000 —	$ $ $	5,035 6,363 6,363	(2) (2) (2)
James W. Bohlig President and Chief Operating Officer	2004 2003 2002	$ $ $	301,226 288,750 270,192	$ $ $	343,512 103,084 329,025	30,000 30,000 —	$ $ $	— — —
Charles E. Leonard Senior Vice President, Solid Waste Operations	2004 2003 2002	$ $ $	262,888 252,000 189,231	$ $ $	149,896 89,964 130,200	30,000 30,000 150,000	$ $ $	— — —
Richard A. Norris Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	251,934 241,500 221,346	$ $ $	143,650 86,216 149,730	30,000 30,000 —	$ $ $	500 500 500

(1)
Consists of amounts paid by the company to the named executive officer's account in the company's 401(k) plan, unless otherwise noted.

(2)
Consists of (a) $500 paid by the company to the named executive officer's account in the company's 401(k) plan and (b) $5,863 in fiscal 2002 and 2003 and $4,535 in fiscal 2004 of life insurance premiums paid by the company on behalf of the named executive officer.

Options Grants Table

        The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of the company's Class A common stock during fiscal 2004.

Option Grants in Fiscal 2004

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
		Percent of Total Options Granted To Employees In Fiscal Year
	Number of Securities Underlying Options Granted (1)
Name			Exercise or Base Price (2)	Expiration Date
					5%	10%
John W. Casella Chief Executive Officer	30,000	15.0%	$9.12	6/17/13	$172,066	$436,048
James W. Bohlig President and Chief Operating Officer	30,000	15.0%	$9.12	6/17/13	$172,066	$436,048
Charles E. Leonard Senior Vice President, Solid Waste Operations	30,000	15.0%	$9.12	6/17/13	$172,066	$436,048
Richard A. Norris Senior Vice President and Chief Financial Officer	30,000	15.0%	$9.12	6/17/13	$172,066	$436,048

(1)
Immediately exercisable with respect to one-third of the options granted, and becomes exercisable with respect to an additional one-third of such options on the first anniversary of the date of grant and with respect to the remaining one-third of such options on the second anniversary of the date of grant.

(2)
Options were granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market.

(3)
Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) of the market value of the Class A common stock on the date of the option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and the Class A common stock holdings are dependent on the timing of the exercise and the future performance of the Class A common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individual.

Fiscal Year-End Option Value Table

        The following table sets forth information for each of the named executive officers with respect to options exercised in fiscal 2004 and the number and value of options outstanding as of April 30, 2004:

Options Exercised in Fiscal 2004 and Fiscal Year End Option Values

			Number of Shares Underlying Unexercised Options At April 30, 2004		Value of Unexercised In-The-Money Options At April 30, 2004 (1)
Name	Shares Acquired on Exercise(#)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
John W. Casella Chief Executive Officer	85,000	$1,095,650	200,000	10,000	$653,862	$53,800
James W. Bohlig President and Chief Operating Officer	100,000	$1,310,000	523,293	10,000	$1,266,993	$53,800
Charles E. Leonard Senior Vice President, Solid Waste Operations	—	—	200,000	10,000	$868,100	$53,800
Richard A. Norris Senior Vice President and Chief Financial Officer	—	—	170,000	10,000	$703,100	$53,800

(1)
These values have been calculated on the basis of the last reported sale price of the company's Class A common stock on the NASDAQ Stock Market on April 30, 2004, $14.50 per share, less the aggregate exercise price.

Employment Agreements

        Each of John W. Casella, James W. Bohlig, Charles E. Leonard and Richard A. Norris has an employment agreement with the company. The employment agreements of each of Mr. Casella and Mr. Bohlig commenced as of December 14, 1999. Mr. Leonard's employment agreement commenced as of June 18, 2001 and Mr. Norris' employment agreement commenced as of July 20, 2001. Each agreement had an initial term of three years from the respective commencement date and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. Messrs. Casella, Bohlig, Leonard and Norris are each entitled to a specified annual base salary and a cash bonus in an amount, if any, determined by the compensation committee of the company's board of directors prior to the conclusion of each fiscal year, and to a severance package upon the termination of their respective employment. Each of Messrs. Casella, Bohlig, Leonard and Norris is also entitled to a bonus consisting of stock options, in an amount, if any, determined by the stock plan subcommittee of the board of directors, prior to the conclusion of each fiscal year during the term of their respective agreements. In addition, the company has agreed to use its best efforts to assure that Mr. Casella and Mr. Bohlig are each elected as a director of the company. Pursuant to their agreements, in fiscal 2004, the annual base salary of Mr. Casella was $315,685, the annual base salary of Mr. Bohlig was $301,226, the annual base salary of Mr. Leonard was $262,888 and the annual base salary of Mr. Norris was $251,934.

        Messrs. Casella, Bohlig, Leonard and Norris each also agreed not to compete with the company for a period of two years after the termination of their respective employment terms within 300 miles of any facility operated by the company during such term of employment. In addition, Messrs. Casella, Bohlig, Leonard and Norris each also agreed that during this two year period, they will not solicit the company's customers or accounts or other employees. In the event that Mr. Casella or Mr. Bohlig were to terminate their employment voluntarily and as a result are not entitled to severance, the non-compete would not apply unless the company continues to pay their base salary.

        In the event of a termination of either of Mr. Casella's or Mr. Bohlig's employment without cause, the company will be required to pay the respective officer an amount equal to (a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to such officer under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, the officer will continue to receive healthcare and other benefits for a period of three years from the date of termination. In the event that Mr. Casella or Mr. Bohlig terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of the respective officer's employment, he will receive the payments described in the preceding two sentences plus an additional payment intended to compensate him for taxes payable in connection with the severance payments.

        In the event of a termination of Mr. Leonard's employment without cause, the company will be required to pay him an amount equal to (a) the sum of his highest base salary under the agreement; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

        In the event of a termination of Mr. Norris' employment without cause, the company will be required to pay him an amount equal to (a) (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to him under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

        Any stock options issued by the company to either Mr. Leonard or Mr. Norris would become exercisable in full upon their respective termination without cause. In addition, they will continue to receive benefits for a period of one year from the date of termination. In the event that Mr. Leonard or Mr. Norris terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of the respective officer's employment, he will receive his respective severance and payments described above, other than acceleration of vesting of his stock options, plus an additional payment intended to compensate him for taxes payable in connection with the severance payments.

        For purposes of each agreement discussed above, "cause" means the discharge of the employee resulting from (a) a conviction of a crime involving the company; (b) an act or omission which has a material adverse effect on the company; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee.

Report of the Compensation Committee on Executive Compensation

        The compensation committee of the board of directors, including its stock plan subcommittee, reviews executive salaries, administers bonus, incentive compensation and stock option plans of the company, and approves the salaries and other benefits of the executive officers of the company. In addition, the compensation committee consults with the company's management regarding pension and other benefit plans and compensation policies and practices of the company.

        The compensation committee, including its stock plan subcommittee, seeks to achieve three broad goals in connection with the company's executive compensation program. First, the compensation committee seeks to reward executives for the achievement of business objectives of the company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of Class A common stock of the company. Finally, the compensation committee structures its executive compensation program so as to enable it to attract and retain key executives.

        To achieve these objectives, the compensation program for the company's executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in the company's stock option plans.

        To ensure retention of qualified management, the company has entered into employment agreements with each of its executive officers. The employment agreements establish annual base salary amounts that the compensation committee may increase. In determining base salaries for the executive officers, the compensation committee evaluates the executive's experience, length of service, historical salary level, responsibilities of the specific executive position and performance of the executive. In addition, the compensation committee assesses the company's financial and operational performance for the prior fiscal year and the competitiveness of the company's executive compensation program and executive compensation packages of comparable companies. The compensation committee also considers general economic conditions and forecasts in evaluating the executive's performance.

        The compensation committee also considers the payment of bonuses as part of its compensation program. Annual bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining company objectives and the company's overall growth. The employment agreements of each of the executive officers provides that each of these employees will be eligible to receive a bonus consisting of cash, stock options or a combination thereof in an amount, if any, to be determined by the compensation committee prior to the conclusion of each fiscal year. For fiscal 2004, the compensation committee determined to pay cash bonuses of $179,999 to Mr. Casella, $343,512 to Mr. Bohlig, $149,896 to Mr. Leonard and $143,650 to Mr. Norris. In its determination to approve these bonuses, the compensation committee specifically considered the company's success in doubling landfill disposal capacity and achieving EBITDA within the guidance range. The compensation of the chief executive officer is based upon the same elements and measures of performance as is the compensation for the company's other executive officers.

        The executive officers are also eligible to receive stock options under the company's stock option plans. The stock plan subcommittee grants stock options and other awards under the company's stock option plans to the executive officers. See "Report of the Stock Plan Subcommittee on Executive Compensation."

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, may be deducted if certain requirements are met. The compensation committee, including its stock plan subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of the company's stockholders, after taking into consideration changing business conditions and the performance of the company's employees.

Compensation Committee D. Randolph Peeler Gregory B. Peters John F. Chapple III*

        * Mr. Chapple served on the compensation committee through the end of fiscal 2004.

Report of the Stock Plan Subcommittee on Executive Compensation

        The stock plan subcommittee of the compensation committee grants stock options and other awards under the company's stock option plans to the company's executive officers.

        The use of stock options is a significant element of the compensation packages of the company's executive officers. The grant of new stock options depends upon a number of factors, including the executives' current stock and stock option holdings and such other factors as the stock plan subcommittee deems relevant. In fiscal 2004, Mr. Casella, Mr. Bohlig, Mr. Leonard and Mr. Norris were each granted 30,000 stock options. In granting these stock options, the stock plan subcommittee considered the company's achievement of financial and operational performance goals. When granting stock options, it has been the policy of the stock plan subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of Class A common stock of the company as of the date of grant.

Stock Plan Subcommittee D. Randolph Peeler Gregory B. Peters

Certain Relationships and Related Transactions

        The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, the company's chief executive officer and chairman of the board of directors, and Douglas R. Casella, vice chairman of the board of directors of the company, to provide construction services for the company, including construction, closure and capping activities at the company's landfills. In fiscal 2004, the company paid Casella Construction, Inc. an aggregate of $5,787,000. From May 1, 2004, the beginning of fiscal 2005, to August 1, 2004, the company paid Casella Construction, Inc. an aggregate of $1,930,000.

        The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, were renewed in May 2003 and provide for aggregate monthly payments of $21,200 and expire in April 2008. These leases have been classified by the company as capital leases for financial reporting purposes.

        From 1977 to 1992, the company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. Since the beginning of fiscal 2004, the company has paid an aggregate of $9,200 pursuant to this arrangement. As of April 30, 2004, the company had accrued $106,000 for costs related to those post-closure obligations.

        In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc. in June 1994, the company entered into a lease with C.V. Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. At the time, C.V. Landfill, Inc. was owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company had been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. Since the beginning of fiscal 2004, the company has paid C.V. Landfill, Inc. an aggregate of $34,800. On October 31, 2003, the company acquired the transfer station (simultaneously terminating the lease) and a closed landfill through the acquisition of the stock of C.V.

Landfill, Inc. in exchange for the assumption of post-closure liabilities by the company estimated at $295,000 associated with the closed landfill.

        The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

        On March 2, 2000, the company made a loan to Mr. Bohlig, the company's president and chief operating officer and a director of the company. The terms of the loan provide for the payment of accrued interest and principal upon demand. Interest on the loan accrues monthly at the prime rate (4.0% annually at April 30, 2004) and is adjusted on a monthly basis. The company's loan to Mr. Bohlig was in the aggregate principal amount of $400,000. As of August 1, 2004, $400,000 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2004. On November 28, 2000, the company made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the earlier loan. This loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of August 1, 2004, $616,000 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2004.

        The company has also entered into employment agreements with each of the executive officers of the company. See "Employment Agreements."

Report of the Audit Committee of the Board Of Directors

        The audit committee of the company's board of directors is composed of three members and acts under a written charter approved on September 24, 2003. A copy of this charter is attached as Appendix A. All of the members of the audit committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the company and otherwise satisfy NASDAQ's eligibility requirements for audit committee membership. The audit committee held seven meetings during fiscal 2004.

        The audit committee has reviewed the company's audited financial statements for the fiscal year ended April 30, 2004 and has discussed these financial statements with the company's management and the company's independent auditors.

        The audit committee has also discussed with the company's independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

        The company's independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent auditors their independence from the company.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended April 30, 2004.

        By the audit committee of the board of directors of Casella Waste Systems, Inc.

James F. Callahan, Jr. D. Randolph Peeler Gregory B. Peters

Independent Auditors Fees and Other Matters

        The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$545,000	$842,000
Tax Fees (2)	$59,000	$75,000
All Other Fees (3)	$76,000	$183,000

Total Fees	$680,000	$1,100,000

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Tax fees consist of fees for tax return preparation and consulting.

(3)
All other fees for fiscal 2004 and 2003 consist of services related to the company's subordinated debt offering. Fees for fiscal 2003 also include appraisal services.

Pre-Approval Policies and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the company's independent auditors. This policy generally provides that the company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

        The audit committee pre-approved 100% of the audit and non-audit services performed by the company's independent auditors in fiscal 2004. No services were approved pursuant to the de minimis exception to the audit committee pre-approval requirements.

Stock Performance Graph

        The stock performance graph below compares the percentage change in cumulative stockholder return on Class A common stock for the period from April 30, 1999 through April 30, 2004, with the cumulative total return on The NASDAQ Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group on The NASDAQ Stock Market. The stock performance graph assumes the investment on April 30, 1999 of $100.00 in Class A common stock of the company at the closing price on such date, in The NASDAQ Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group, and that dividends are reinvested. No dividends have been declared or paid on the Class A common stock.

	April 30, 1999	April 30, 2000	April 30, 2001	April 30, 2002	April 30, 2003	April 30, 2004
Casella Waste Systems, Inc.	$100.00	$29.75	$36.40	$49.40	$34.12	$58.00
NASDAQ Stock Market (U.S. & Foreign) Index	100.00	152.21	83.08	66.40	57.88	75.96
Industry Peer Group (1)	100.00	53.38	31.04	41.02	34.70	47.98

(1)
The selected peer group is comprised of securities of Waste Industries USA, Inc. and Waste Services, Inc.

PROPOSAL 2—RATIFICATION OF THE
SELECTION OF INDEPENDENT AUDITORS

        The audit committee of the board of directors has selected PricewaterhouseCoopers LLP as the company's independent auditors for the current fiscal year, fiscal 2005, subject to ratification by the company's stockholders at the annual meeting. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

        The board of directors believes that the selection of PricewaterhouseCoopers LLP as the company's independent auditors is in the best interests of the company and of its stockholders and therefore recommends that the company's stockholders vote "FOR" this proposal.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        Any proposal that a stockholder intends to present at the 2005 annual meeting of stockholders must be submitted to the attention of the corporate secretary of the company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 3, 2005 in order to be considered for inclusion in the proxy statement relating to that annual meeting.

        If a stockholder wishes to present a proposal before the annual meeting in 2005 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our corporate secretary at our principal offices, and received not later than July 17, 2005.

        If a stockholder who wished to present a proposal before the annual meeting fails to notify the company by the required date, the proxies that the board of directors solicits for the annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC's proxy rules.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the company's proxy statement or annual report may have been sent to multiple stockholders in your household. The company will promptly deliver a separate copy of either document to you if you call or write the company at the following address or phone number: Joseph S. Fusco, Vice President, Communications, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact the company at the above address and phone number.

OTHER MATTERS

        The board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

        The company will bear the costs of soliciting proxies. In addition to solicitations by mail, the company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

        The company urges you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,
August 27, 2004 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

Appendix A

CASELLA WASTE SYSTEMS, INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

A. Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence;

  •
  the performance of the Company's internal audit function and independent auditors; and

  •
  the risk management policies of the Company.

B. Structure and Membership

1.
Number.  The Audit Committee shall consist of at least three members of the Board of Directors.

2.
Independence.  Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and Act.

3.
Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

4.
Chair.  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.
Compensation.  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.
Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment.

Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

Oversight of Independent Auditors

1.
Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.
Independence.  The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.
Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.
Preapproval of Services.  The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor and any other external accounting firms; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.
Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•
critical accounting policies and practices;

•
alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•
other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

6.
Discussion of Audited Financial Statements.  The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.
Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

8.
Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.
Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

10.
Quarterly Financial Statements.  The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to public disclosure of such information.

Controls and Procedures

11.
Oversight.  The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal accounting controls for financial reporting, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

12.
Internal Audit Function.  The Audit Committee shall coordinate the Board of Director's oversight of the performance of the Company's internal audit function. The internal auditor shall report to the Audit Committee.

13.
Risk Management.  The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

14.
Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.
Related-Party Transactions.  The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

16.
Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

1.
Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.
Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.
Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

4.
Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.
Independent Advisors.  The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.
Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.
Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

Appendix B

PROXY	CASELLA WASTE SYSTEMS, INC.	PROXY
ANNUAL MEETING OF
STOCKHOLDERS
TUESDAY, OCTOBER 5, 2004

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY.

        The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and James W. Bohlig (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of Casella Waste Systems, Inc. to be held on Tuesday, October 5, 2004, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock, Class B common stock and Series A redeemable convertible preferred stock of the company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

        Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock and/or preferred stock, as the case may be, in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

        PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

        Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Has your address changed?	Do you have any comments?

B-1

☒  PLEASE MARK
VOTES AS IN
THIS EXAMPLE

        THE SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

1.
To elect the following persons as Class I directors for the next three years:

  (01)
  James F. Callahan, Jr.

  (02)
  Douglas R. Casella

  (03)
  D. Randolph Peeler
For All Nominees ☐	Withhold ☐

For All Except ☐

                                  For all nominees except as noted above.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the company's independent auditors for the current fiscal year.	For ☐	Against ☐	Abstain ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

Signature: ___________________________________________ Date: _______________

B-2

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS To be Held on October 5, 2004
PROPOSAL 1—ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants in Fiscal 2004
Options Exercised in Fiscal 2004 and Fiscal Year End Option Values
PROPOSAL 2—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
CASELLA WASTE SYSTEMS, INC. AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.